Exhibit 107

Registration Fee Calculation Table

Calculation of Filing Fee Table

S-1
(Form Type)

ev Transportation Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class/ Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common shs.	457(o)			$20,000,000	.00009270	$1,854.00
Fees to be paid	Other	Warrants	457(g)					Note 4
Fees to be paid	Equity	Common shs	457(g)			$2,000,000	.00009270	$185.40

Fees Previously paid	N/A
Carry Forward securities	N/A
		Total offering amounts						$22,000,000
		Total fees previously paid						0
		Total fee offsets						0
		Net fee due						$2,039.40

(1)	Includes the Common Shares that the underwriters have the option to purchase to cover any over-allotments.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Common Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	No fee required pursuant to Rule 457(g) under the Securities Act.
(5)	Represents Common Shares underlying one or more warrants (the “Representative’s Warrants”) issuable to the representative of the several underwriters to purchase up to an aggregate of 8% of the Common Shares sold in the offering at an exercise price equal to 125% of the public offering price. The Representative’s Warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate five years from the commencement of sales of the public offering.
(6)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price per share of the Representative’s Warrants is 125% of $1,600,000 (which is 8% of $20,000,000)